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                                                                     Exhibit 8.1




                [Form of Opinion of Weil, Gotshal & Manges LLP]


                                 June [__], 2003





Suburban Propane Partners, L.P.
One Suburban Plaza
240 Route 10 West
Whippany, NJ  07981

                  Re:      Tax Opinion

Ladies and Gentlemen:

                  We have acted as federal tax counsel to Suburban Propane Partners, L.P. (the "Partnership") in connection with the Partnership's Registration Statement on Form S-3, as amended to the date hereof (the "Registration Statement"), relating to the registration of the offering and sale of common units of the Partnership (the "Common Units") to be issued and sold by the Partnership from time to time. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.


                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement,
(ii) the Second Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P., dated as of May 26, 1999 (the "Partnership Agreement"), (iii) the Second Amended and Restated Agreement of Limited Partnership of Suburban Propane, L.P. (the "Operating Partnership"), dated as of May 26, 1999 (the "Operating Partnership Agreement"), (iv) the factual representations attached hereto as Exhibit 1, and (v) such agreements, documents and other instruments as we have deemed necessary or appropriate (the aforementioned documents together, the "Documents"), and have made such inquiries of such officers and representatives of the Partnership and such other persons, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed, without investigation, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures, the legal capacity of all natural persons, and the correctness of all factual representations made therein or otherwise made to us.



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June [__], 2003
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We have further assumed that there are no agreements or understandings between or among the parties to the Documents with respect to the transactions contemplated therein other than those contained in the Documents.

                  Based on the foregoing, subject to the next paragraph and assuming full compliance with all the terms of the Documents, it is our opinion that, for federal income tax purposes (i) the Partnership and the Operating Partnership will each constitute a partnership and not an association or publicly traded partnership taxable as a corporation, (ii) owners of the Common Units, with certain exceptions (described in the Registration Statement) will be treated as partners of the Partnership, and (iii) all statements as to matters of law and legal conclusions contained in the Registration Statement under the caption "Tax Considerations," except for the discussion under the caption
"-- State, Local and Other Tax Considerations" and except to the extent qualified therein and herein, are correct in all material respects and reflect our opinion as of the date hereof.

                  The foregoing opinion relates solely to federal income tax law and is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law. Any rules set forth in any of the foregoing authorities may be changed at any time with retroactive effect. Further you should be aware that opinions of counsel are not binding on the Internal Revenue Service or the courts. We express no opinion either as to any matters not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdictions.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                              Very truly yours,



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                                                                       Exhibit 1

                         Suburban Propane Partners, L.P.
                             Suburban Propane, L.P.

         In connection with the opinion of counsel to be dated [________] [___], 2003, and delivered by Weil, Gotshal & Manges LLP (the "Opinion"), the
undersigned [                ], does hereby certify that I am an authorized
signatory of each of Suburban Propane Partners, L.P. ("Suburban") and Suburban Propane, L.P. (the "Operating Partnership") and that in connection with this Certificate I have undertaken all necessary internal review to enable me to provide the certification set forth herein. All defined terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Opinion or in the Registration Statement.

         The Opinion is being rendered in connection with the preparation of, and will be an exhibit attached to, the Registration Statement. In connection with the Opinion, I hereby certify on behalf of Suburban and the Operating Partnership that:

         (i) Neither Suburban nor the Operating Partnership has elected or will elect to be treated as an association taxable as a corporation pursuant to Treasury Regulations Section 301.7701-3(c).

         (ii) Suburban and the Operating Partnership have been duly organized under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") and, throughout the term of their existence, Suburban and the Operating Partnership have been and will be operated solely in accordance with:

                  (a) the Delaware Act;

                  (b) the Partnership Agreement or the Operating Partnership
                      Agreement (whichever is applicable); and

                  (c) the description of the applicable agreement in the
                      Registration Statement.

         (iii) For each taxable year of their existence, more than 90% of the gross income of Suburban and the Operating Partnership has been and will be derived from:

                  (a) the exploration, development, production, processing, refining, transportation or marketing of any mineral or natural resource, all within the meaning of
                           Section 7704(d) of the Internal Revenue Code of 1986, as amended (the "Code"), and/or

                  (b) dividends, interest, real property rents and sales proceeds and qualifying hedge income.


         (iv) At all times during the entire existence of Suburban and the Operating Partnership:

                  (a) less than 80% of the assets of each of Suburban and the Operating Partnership will consist of debt obligations (or interests therein), within the meaning of Section 7701(i) of the Code and the Treasury Regulations thereunder ("Receivables"); and

                  (b) the terms (or any underlying arrangement) of each debt obligation or equity interest in respect of which Suburban or the Operating Partnership is the issuer (or to which any asset of Suburban or the Operating Partnership is subject) (an "Obligation") will be such that the timing and amount of payments on any Obligation are not determined by the timing and amount of payments or projected payments on any Receivable or group of Receivables.



                  In WITNESS WHEREOF, I have signed my name on this ___________ day of [_______], 2003.

                                              [                   ]
                                              Suburban Propane Partners, L.P.
                                              Suburban Propane, L.P.


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